Exhibit 99



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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                       AND

                                  IMPERIAL BANK

                               DATED MAY 17, 1999



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
                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS

1.1   Defined Terms..........................................................1


                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

2.1   Transfer of Stock......................................................2
2.2   Purchase Price Paid by the Company.....................................2


                                   ARTICLE III

                                     CLOSING

3.1   Closing................................................................2
3.2   The Bank's Deliveries at the Closing...................................2
3.3   Company's Deliveries at the Closing....................................2


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BANK

4.1   Authorization..........................................................2
4.2   Ownership of Stock.....................................................3
4.3   Brokers................................................................3


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1   Organization of the Company............................................3
5.2   Authorization..........................................................3
5.3   No Conflict or Violation...............................................3
5.4   Consents and Approvals.................................................4
5.5   Compliance with Law....................................................4
5.6   Brokers................................................................4
5.7   Accuracy of Representations............................................4


                                   ARTICLE VI

                          ACTIONS PRIOR TO THE CLOSING

6.1   Best Efforts...........................................................4
6.2   Further Assurances.....................................................4


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

7.1   Conditions to Obligations of the Bank..................................5
7.2   Conditions to Obligations of the Company...............................5


                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

8.1   Methods of Termination.:...............................................6
8.2   Procedure Upon Termination.............................................6
8.3   Effect of Termination..................................................6


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1   Specific Performance...................................................6
9.2   Assignment.............................................................7
9.3   Notices................................................................7
9.4   Choice of Law and Jury Waiver..........................................7
9.5   Expenses in Disputes...................................................7
9.6   Entire Agreement; Amendments and Waivers...............................7
9.7   Counterparts...........................................................8
9.8   Invalidity.............................................................8
9.9   Headings...............................................................8
9.10  Expenses...............................................................8

This Stock Purchase Agreement,  dated May 17, 1999, the "AGREEMENT"),  is by and
between  Imperial  Credit  Industries,   Inc.,  a  California  corporation  (the
"COMPANY"), and Imperial Bank, a California banking corporation (the "BANK").


                                    RECITALS

            WHEREAS, the Company desires to acquire from the Bank 3,682,536 shares (the "STOCK") of the Common Stock, no par value, of the Company; and

            WHEREAS, the Bank desires to sell and transfer to the Company the Stock upon the terms and subject to the conditions of this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

I.

      DEFINITIONS

      A. DEFINED TERMS. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

"CLOSING" is defined in Section 3.1.

"CLOSING DATE" means May 17, 1999.

"CONTRACTS"  means  all  agreements,   contracts,   commitments,   undertakings,
instruments, indentures, licenses, authorizations, concessions and franchises to which any person is a party, an obligator or a beneficiary.

"ENCUMBRANCE" means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, restriction, encumbrance or other similar right of a third party.

"ORGANIZATIONAL DOCUMENTS" means the articles of incorporation and the bylaws of the Company.

"PERSON" means an individual, a partnership, a limited partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

"REPRESENTATIVE" means any officer, director, principal, employee or other authorized representative of a Person.


II.

      PURCHASE AND SALE OF STOCK

      A. TRANSFER OF STOCK. Subject to the terms and conditions of this Agreement, on the Closing Date, the Bank shall sell, transfer, assign and convey to the Company, and the Company shall purchase and acquire from the Bank, the Stock.

      B. PURCHASE PRICE PAID BY THE COMPANY. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall pay or cause to be paid to the Bank the amount of $29,460, 288 (the "PURCHASE PRICE").


III.

      CLOSING

      A. CLOSING. Unless the parties otherwise agree in writing, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on the Closing Date. The Closing shall be held at 9:00 a.m. local time on the Closing Date at the Headquarters offices of Imperial Bank or at such other place as may be determined by the parties.

      B. THE BANK'S DELIVERIES AT THE CLOSING. At the Closing, the Bank shall deliver, or cause to be delivered, to the Company certificate(s) evidencing the Stock, free and clear of any Encumbrances of any nature whatsoever.

      C. COMPANY'S DELIVERIES AT THE CLOSING. At the Closing, the Company shall deliver to the Bank the Purchase Price by wire transfer of immediately available funds in lawful money of the United State of America to the account that the Bank shall designate in writing to the Company prior to the Closing Date.


IV.

      REPRESENTATIONS AND WARRANTIES OF THE BANK

The Bank hereby represents and warrants to the Company as follows:

      A. AUTHORIZATION. The Bank has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Bank and, assuming the due execution and delivery of this Agreement by the Company, is a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      B.    OWNERSHIP  OF  STOCK.   The  Bank  owns  the  Stock  of  record  and
            beneficially, free and clear of any Encumbrance.

      C. BROKERS. The Bank has not employed, and is not subject to any valid claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. The Bank is solely responsible for any payment, fee or commission that may be due to each advisor, if any, in connection with the transactions contemplated hereby.


V.

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Bank as follows:

      A. ORGANIZATION OF THE COMPANY. The Company is duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and use its properties and assets.

      B. AUTHORIZATION. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Bank, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      C. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company, (b) a breach of, a default under, or a right of termination, cancellation, acceleration or payment with respect to, or the creation of any Encumbrance upon, any of the assets or properties of the Company pursuant to, any Contract to which the Company is a party or is subject or by which any asset of the Company is bound other than breaches, defaults, rights of termination, cancellation, acceleration or payment or Encumbrances which could not reasonably be expected to have individually or in the aggregate a material adverse effect on the business or financial condition of the Company or on the transactions contemplated hereby, or (c) a violation by Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

      D. CONSENTS AND APPROVALS. No consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party is required to be made or obtained by the Company on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not interfere with the ability of the Company to consummate the transactions contemplated by this Agreement and individually and in the aggregate could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company or on the transactions contemplated hereby.


      E. COMPLIANCE WITH LAW. The Company has complied and is in compliance with all laws, rules, regulations, codes, and plans, and all injunctions, judgments, orders, decrees or rulings of every court and Governmental Body (the "REGULATIONS") and has not received notice of any unremedied violation of any Regulation, except in each case for such instances of non-compliance or violation as could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company or on the transactions contemplated hereby.

      F.

BROKERS.  The Company has not
            employed,  and is not  subject  to any valid  claim of, any broker, finder, investment banker, consultant or other intermediary in connection with the transactions contemplated by this Agreement who will be entitled to a fee or commission in connection with such transactions. The Company is solely responsible for any payment, fee or commission that may be due to each advisor, if any, in connection
            with  the   transactions   contemplated   hereby.

      G. ACCURACY OF REPRESENTATIONS. No representation or warranty made by the Company in this Agreement or any document or statement delivered, or to be delivered, by or on behalf of the Company pursuant hereto contains or, as of the Closing Date, will contain any untrue statement of a material fact or omits or, as of the Closing Date, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


VI.

      ACTIONS PRIOR TO THE CLOSING

      A. BEST EFFORTS. The parties hereto will cooperate and use their mutual best efforts to consummate the transactions contemplated hereby.

      B. FURTHER ASSURANCES. At any time after the Closing Date, the Bank and the Company shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by the Bank and the Company, as the case may be, and necessary for the Bank and the Company, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby.


VII.

      CONDITIONS TO CLOSING

      A. CONDITIONS TO OBLIGATIONS OF THE BANK. The obligations of the Bank to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made on and as of the Closing Date, and all the covenants contained in this Agreement to be complied with by the Company on or before the Closing Date shall have been complied with in all material respects; and

            2. NO PROHIBITION. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby.

      B. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Bank contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made on and as of the Closing Date, and all the covenants and other obligations contained in this Agreement to be complied with by the Bank on or before the Closing Date shall have been complied with in all material respects; and

            2. NO PROHIBITION. There shall not exist any temporary restraining order, preliminary or permanent injunction, final judgment, law or regulation prohibiting the consummation of this Agreement or the transactions contemplated hereby, or, to the knowledge of any party, any pending or threatened action by any governmental authority or private party prohibiting or seeking to prohibit the consummation of this Agreement or the transactions contemplated hereby.


VIII.

      TERMINATION AND ABANDONMENT

      A. METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing:

            1.    by mutual written consent of the Company and the Bank;

            2. by the Company and the Bank if either party has materially breached any representation, warranty, or covenant contained in this Agreement; or

            3. by the Company and the Bank in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable.

      B. PROCEDURE UPON TERMINATION. In the event of termination and abandonment by the Company or the Bank pursuant to Section 8.1, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by the parties. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party hereto will redeliver all documents, work papers and other material (and all copies thereof) of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

      C. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Article IX (Miscellaneous) and Section 8.3 shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.


IX.

      MISCELLANEOUS

      A. SPECIFIC PERFORMANCE. It is expressly understood and agreed that the material breach of any covenant contained in this Agreement will result in irreparable injury to the other party and that therefore such other party shall be entitled to specific performance thereof.

      B. ASSIGNMENT. No party to this Agreement may assign any of its rights or obligation under this Agreement without the prior written consent of each other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

      C. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered in person or by courier or by facsimile transmission as follows (or at such address or facsimile number of which notice shall have been duly given in accordance with this Section 9.3):

                  If to the Company:     Imperial Credit Industries, Inc.
                                         23550 Hawthorne Blvd., Suite 110
                                         Torrance, California 90505
                                         Facsimile:  (310) 791-8230
                                         Attention:  Irwin L. Gubman, General
                                         Counsel

                     If to the Bank:     Imperial Bank
                                         9920 S. La Cienega Blvd.
                                         Inglewood, California 90301
                                         Facsimile:  (310) 417-5695
                                         Attention:  Richard M. Baker, General
                                         Counsel

                     With a copy to:     Cadwalader, Wickersham & Taft
                                         100 Maiden Lane
                                         New York, NY 10038
                                         Facsimile: (212) 504-6666
                                         Attention:  Dennis J. Block, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the other. Any failure by any party to deliver copies of any notice shall not, in itself, affect the validity of such notice if otherwise properly made to the other party.

            1.1 CHOICE OF LAW AND JURY WAIVER. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT WHICH SHALL BE HEARD AND DECIDED BY A JUDGE OF A COURT OF COMPETENT JURISDICTION SITTING IN LOS ANGELES COUNTY, CALIFORNIA.

      D. EXPENSES IN DISPUTES. In any action arising out of the negotiation, terms or performance of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and litigation expenses from the other party.

      E. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      F. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      G. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      H. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      I. EXPENSES. Each party hereto will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

                [Remainder of the page intentionally left blank].

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       IMPERIAL CREDIT INDUSTRIES, INC.


                                       By:/s/ H. WAYNE SNAVELY
                                          -------------------------------
                                          Name:  H. Wayne Snavely
                                          Title: Chairman, President & CEO




                                       IMPERIAL BANK


                                       By:/s/ DAN MATHIS
                                          -------------------------------
                                          Name:  Dan Mathis
                                          Title: President and COO



                                       By:/s/ RICHARD M. BAKER
                                          -------------------------------
                                          Name:  Richard M. Baker
                                          Title: Senior Vice President, General
                                                 Counsel and Secretary